EXHIBIT 10.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING THIS NOTE, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR, IF REQUESTED BY THE COMPANY, THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

FLO CORPORATION

UNSECURED CONVERTIBLE PROMISSORY NOTE

$	April 16, 2007 Kirkland, Washington

FOR VALUE RECEIVED, FLO Corporation, a Delaware corporation (the “Company”), hereby unconditionally promises to pay to __________ (“Holder”), at the address of the Holder stated on the signature page hereto or at such place or places as Holder may from time to time designate in writing, the aggregate principal sum of _____________ and 00/100 Dollars (            ), together with all accrued and unpaid interest thereon, as provided herein. All unpaid principal, together with the balance of unpaid and accrued interest and other amounts payable hereunder shall be due and payable in cash on demand at any time upon or after the earlier of (i) April 1, 2008 (the “Maturity Date”), (ii) the occurrence of an Event of Default (as defined herein), or (iii) an Acquisition of the Company. This Unsecured Convertible Promissory Note (this “Note”) is one of a series of convertible promissory notes of the Company in the aggregate principal amount of up to Five Million Five Hundred Thousand Dollars ($5,500,000) (the “Notes”) issued from time to time to accredited investors pursuant to that certain Convertible Promissory Note Subscription Agreement, by and between the Company and each such holder of the Notes (the “Subscription Agreement”). All cash payments by the Company under this Note shall be in immediately available funds.

A. Definitions.

1. “Acquisition” of the Company shall mean (a) a sale or other transfer of all or substantially all of the Company’s assets, or (b) the acquisition of the Company by another entity by means of merger, share purchase, share exchange, reorganization or other transaction or series of related transactions, provided, that an Acquisition shall not include (i) a merger effected exclusively for the purpose of changing the domicile of the Company, (ii) an equity financing in which the Company is the surviving corporation, or (iii) a transaction in which the shareholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction

2. “Majority of the Noteholders” shall mean the holders of at least a majority in interest of the Notes (such votes being based upon a holder’s pro rata share of the aggregate principal amount of the Notes then-outstanding sold to all holders). Where action is taken by a Majority of the

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Noteholders, such action shall be binding on each holder of a Note, whether or not any such holder consented in writing to such action.

3. “Note Conversion Securities” shall mean the shares or units of equity securities issuable upon conversion of this Note pursuant to Section B.2(a).

4. “Obligations” shall mean the outstanding principal and accrued but unpaid interest due hereunder and any additional amounts payable pursuant to the terms hereof.

5. “Triggering Financing” shall mean the (a) completion of an offering of the Company’s equity securities in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least Six Million Dollars $6,000,000 in the aggregate, including cash or the assignment of outstanding 8% convertible debentures, due December 1, 2007, issued by Saflink Corporation (the “Saflink Debentures”) (excluding the principal amount of the Notes issued pursuant to the Subscription Agreement and the aggregate principal amount of any other convertible promissory notes issued by the Company prior to the date of such Triggering Financing), or (b) the completion of any other offering of the Company’s equity securities together with the written consent of a Majority of the Noteholders.

B. Loan.

1. Interest. Interest shall accrue with respect to the principal amount loaned hereunder from the date hereof until such principal is fully paid or converted, at eight percent (8%) simple interest per annum (computed on the basis of the actual number of days elapsed in a 365-day year).

2. Conversion and Acceleration.

(a) Automatic Conversion Upon Triggering Financing. Effective upon the closing of a Triggering Financing, the outstanding principal amount under this Note and all accrued but unpaid interest shall be automatically converted in full into shares of the Company’s equity securities issued in such Triggering Financing (the “Equity Securities”). If the securities sold in the Triggering Financing are in the form of units (“Units”) consisting of shares of common stock and common stock purchase warrants, the term “Equity Securities” shall mean units identical to the Units sold in such financing. The number of shares (or Units) of Equity Securities to be issued upon such conversion shall be equal to the number obtained by dividing (i) the outstanding principal amount and accrued but unpaid interest under this Note on the date of conversion by (ii) 90.9% of the price per share (or Unit) at which the Equity Securities are sold in the Triggering Financing. The number of shares (or Units) of Equity Securities issuable to Holder upon such conversion shall be rounded down to the nearest whole number.

(b) Acceleration Upon Acquisition. If prior to the conversion, or repayment in full, of this Note there is an Acquisition of the Company, this Note shall become due and payable in full.

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(c) Notice Regarding Triggering Financing. At least three (3) calendar days prior to the anticipated closing of a Triggering Financing written notice shall be delivered to Holder of this Note pursuant to Section D.5 below notifying Holder of the terms and conditions of the Triggering Financing, the Triggering Price, the amount of the outstanding principal amount and accrued but unpaid interest under this Note, the anticipated date on which any such conversion will occur and calling upon such Holder to surrender the Note to Company in the manner and at the place designated.

(d) Mechanics and Effects of Conversion. As soon as practicable after conversion of this Note, and upon surrender of this Note, the Company will deliver or cause to be issued in the name of and delivered to Holder a certificate or certificates representing the number of Note Conversion Securities to which Holder shall be entitled on such conversion. No fractional shares will be issued on conversion of this Note, and in lieu thereof Holder shall be entitled to payment in cash of the amount of this Note not converted into Note Conversion Securities. Holder agrees to execute such documents as are reasonably required to be executed by all purchasers of the Equity Securities issued in the Triggering Financing or as the Company may reasonably require in connection with an Acquisition of the Company. Upon full conversion of this Note and the issuance of the certificate(s) as contemplated herein, the Company shall be forever released from all its obligations and liabilities under this Note.

3. Prepayment. This Note may not be prepaid without the prior written consent of at least a Majority of the Noteholders.

C. Default.

1. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The Company shall fail to pay the Obligations on the Maturity Date.

(b) Bankruptcy or Insolvency Proceedings.

(i) The Company shall (A) appoint, apply for or consent to the appointment of a receiver, trustee, liquidator, custodian, assignee for the benefit of creditors or similar judicial officer or agent to take possession, custody, control or charge of or liquidate any of its property or assets, (B) commence any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commence any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, or (C) make any assignment for the benefit of creditors or a composition or similar arrangement with such creditors;

(ii) The commencement against the Company of any involuntary proceeding, or the consent by Company to any proceeding, of the kind described in Section C.1.(b)(i) and such proceeding shall not have been dismissed within thirty (30) days;

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(iii) The Company is adjudicated bankrupt or insolvent or a petition for reorganization is granted; or

(iv) The Company shall cause, or institute any proceeding for, or there shall occur, the dissolution of the Company.

2. Rights of Holder Upon Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, then a Majority of the Noteholders may, by written notice to the Company, declare all or any portion of the Obligations to be due and payable, whereupon the full outstanding principal and interest hereunder shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, all of which are expressly waived by the Company.

D. Other Provisions.

1. Waivers and Amendments. This Note may not be amended or modified, nor may any of its terms be waived, except by a written instrument signed by a Majority of the Noteholders and the Company. Any amendment, modification or waiver so made will be binding on each Holder regardless of whether such Holder signed such instrument, provided, that no such amendment, modification or waiver of this Note will be effective if it affects Holder in a disproportionate manner relative to the other holders of Note, without Holder’s consent.

2. Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Company and Holder.

3. Governing Law. This Note shall be governed by and interpreted in accordance with the internal laws of the State of Delaware. In any action brought or arising out of this Note, the Company and Holder hereby consent to the jurisdiction of any federal or state court having proper venue within the State of Washington and also consent to the service of process by any means authorized by the Washington law.

4. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, the Company and Holder and their respective successors and assigns.

5. Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing and in the form and manner specified below, and shall be addressed to the party to be notified as follows:

If to the Company:	FLO Corporation 12413 Willows Road NE, Suite 300 Kirkland, Washington 98034 Attention: President

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With a copy to:	DLA Piper US LLP 701 Fifth Avenue, Suite 7000 Seattle, WA 98104-7044 Attention: W. Michael Hutchings Facsimile: (206) 839-4801

If to Holder:

or to such other address as each party designates to the other by notice in the manner herein prescribed. Any notice given under this Note shall be in writing and delivered in person, via facsimile machine or other form of electronic delivery, sent by documented overnight delivery service or mailed by certified or registered mail, postage prepaid, to the appropriate party or parties at the addresses referenced below or the electronic email address, or to such other address as the parties may hereinafter designate. Unless otherwise specified in this Note, all such notices and other written communications shall be effective (and considered received for purposes of this Note), (a) if delivered by hand, upon delivery, (b) if by facsimile machine or other form of electronic delivery, on the next business day, (c) if sent by documented overnight delivery service, on the date delivered, or (d) if mailed via first-class regular mail, two (2) days after depositing in the U.S. Mail.

6. Costs. The Company agrees to pay reasonable costs of collection of any amounts due hereunder arising as a result of any default hereunder, including without limitation, reasonable attorneys’ fees and expenses.

7. Payment. Payment shall be made in lawful tender of the United States.

8. Transfer of Note or Securities Issuable on Conversion Hereof. Prior to conversion, neither this Note nor any rights hereunder may be transferred by Holder without the consent of the Company, except that Holder may freely assign this Note to an affiliate of Holder. For purposes of this agreement, “affiliate” shall be deemed to include with respect to a holder: (a) which is a partnership or limited liability company, its partners, members, shareholders, former partners, former members or an affiliated entity managed by the same manager or managing partner or management company, or managed or owned by an entity controlling, controlled by, or under common control with, such member or manager or managing partner or management company, or (b) which is an individual, his or her spouse or lineal descendant or antecedent, or a trust or trusts for the exclusive benefit of Holder or Holder spouse or lineal descendant or antecedent, in each such case in connection with bona fide estate planning purposes. In the event this Note is transferred in accordance with this Section D.8, the new holder shall be deemed to be the “Holder” with respect to the provisions of this Note.

9. Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

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ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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IN WITNESS WHEREOF, the Company has caused this Unsecured Convertible Promissory Note to be issued as of the date first written above.

FLO Corporation

By:

Name:

Its:

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